Exhibit 10.20

REIMBURSEMENT AND SECURITY AGREEMENT

THIS REIMBURSEMENT AND SECURITY AGREEMENT (“Agreement”) is made and entered into as of the _____ day of May, 2011, by and among INUVO, INC., a Nevada Corporation with a business address of address 15550 Lightwave Drive, Suite 330, Clearwater, FL 33760 (“INUVO”) and Charles D. Morgan, an individual having an address of 2908 Hood Street, Dallas, Texas 75209 (“Morgan”).

1.           Credit Accommodation and Agreement to Reimburse.

(a)           INUVO has a Business Financing Agreement with Bridge Bank, N. A., dated effective February 15, 2011, which credit facility is secured by the accounts receivable and other assets of INUVO (the “Bridge Bank Facility”).  As of the date of this Agreement, INUVO is unable to obtain advances on the Bridge Bank Facility because INUVO does not have sufficient qualifying accounts receivable to qualify for additional advances on the Bridge Bank Facility.

(b)           Bridge Bank has agreed to provide INUVO with a $1,000,000 Letter of Credit Secured Facility as a sublimit loan under the current Bridge Bank Facility (the “LC Secured Facility”) in the event a standby letter of credit is provided to secure such loan.  INUVO has requested that Morgan provide a $1,000,000 standby letter of credit (the “SLC”) required by Bridge Bank to secure the LC Secured Facility under the Bridge Bank Facility. Morgan is willing to provide the SLC required by Bridge Bank in consideration for INUVO’s promise and agreement to pay and reimburse Morgan for any amounts drawn by Bridge Bank on the SLC and INUVO’s agreement to pledge collateral to secure such payment and reimbursement obligation

2.           In consideration for the SLC provided by Morgan to secure the LC Secured Facility provided by Bridge Bank to INUVO, INUVO hereby grants to Morgan a security interest in, and a lien on, and assigns to Morgan the Collateral to secure the payment to, and reimbursement of, Morgan for any advances on the SLC and any expenses incurred by Morgan in connection with securing INUVO’s obligations herein or the collection on the payment and reimbursement obligations of the INUVO herein (the “Obligations”).

3.           Collateral.  The property securing the Obligations consists of the property or interests in property and other rights of INUVO for that property described in Exhibit A attached hereto (collectively, the “Collateral”), together with all additions, accessories, attachments and accessions thereto and all substitutions and replacements therefor, and all proceeds (including insurance proceeds) from the sale or other disposition thereof.

To the extent that the Uniform Commercial Code does not apply to a part of the Collateral, it is the intention of this Section that Morgan have a common law pledge of, security interest in and/or collateral assignment of, that part of the Collateral to which the Uniform Commercial Code does not apply.

4.           Covenants and Warranties.  INUVO HEREBY WARRANTS AND COVENANTS THAT:

(a)           The Collateral covered by this Agreement is owned by INUVO.

(b)           The Collateral is and will remain free and clear of all liens and encumbrances, except:  (a) the prior lien of Bridge Bank to secure the Bridge Bank Facility (until such time as Bridge Bank has been paid in full), (b) the liens and encumbrances created by this Security Agreement, and (c) the liens and encumbrances created by any other security agreement or pledge given or granted by INUVO to Morgan, and INUVO will defend title to the Collateral against the claims and demands of all other persons.

(c)           INUVO will preserve the Collateral and keep it in good condition and shall keep accurate books and records pertaining to said Collateral, and shall allow Morgan to inspect the Collateral and such books and records at all reasonable times.

5.           Events of Default/Remedies.

(a)           The occurrence of any of the following events shall constitute, and is hereby defined to be, an “Event of Default”, and, upon the occurrence of an Event of Default, INUVO shall be in default under this Agreement:

(1)           A draw of any amount on the SLC by Bridge Bank.

(2)           Insolvency or business failure of INUVO, appointment of a receiver for any part of the Collateral, assignment for the benefit of any creditors of (i) INUVO, or (ii) the commencement of any proceeding under any bankruptcy or insolvency law by or against INUVO.

(3)           Except as provided for in this Agreement, the creation, attachment, making or occurrence of a security interest, lien, attachment, levy, seizure, garnishment, distraint or other encumbrance or other process of, in, upon or against any of INUVO's assets.

(b)           Upon the occurrence of any Event of Default, Morgan may, at Morgan’s option, in Morgan’s sole discretion and without demand or notice of any kind, do any one or more of the following:

(1)           Acceleration.  Morgan may declare the entire balance of the Obligations immediately due and payable, without presentment, protest or notice of any kind (all of which are hereby expressly waived by INUVO).

(2)           Remedies Against Collateral/Guarantors.  Morgan may pursue any and all security and Collateral relating to the Obligations, and may pursue all rights and remedies and/or the foreclosure of all liens and security interests Morgan under this Agreement and any other current or future agreements between INUVO and Morgan, and may pursue all of Morgan's remedies at law (whether arising under the Uniform Commercial Code or otherwise) or in equity, all in such order and manner as Morgan may elect in its sole discretion, including, without limitation, the following rights and remedies:

(i)           Morgan may, without further notice or demand and without legal process, take possession of any Collateral wherever it may be found, together with all of INUVO's records identifying or relating to the Collateral so taken, and for such purposes may enter upon any property occupied or controlled by INUVO.  INUVO hereby waives all claims for damages due to or arising from any such entry and/or taking.

(ii)           INUVO agrees that Morgan has the right to cause the appointment of a receiver, ex parte, to take charge of the Collateral for the purpose of making the Collateral immediately available to Morgan, and INUVO duly consents to the ex parte appointment of a receiver for such purpose in such event.

(iii)           Morgan shall have the right to require INUVO to assemble the Collateral and make it available to Morgan at a place designated by Morgan which is reasonably convenient to the parties.
(iv)           Morgan may sell or otherwise dispose of any of the Collateral in a commercially reasonable manner at public or private sale, with or without having such Collateral at the place of sale, on such terms, for such consideration, in such manner and in such order as Morgan may determine, and Morgan may purchase all or any part of the Collateral offered at any such sale.  Expenses for the taking, holding, preparing for sale, selling and the like shall include Morgan's reasonable attorney's fees and legal expenses.

(v)           Any notification of sale or other disposition of the Collateral required to be given by Morgan will be sufficient if given personally, or given by United States Certified Mail - Return Receipt Requested, not less than five (5) days prior to the day on which such sale or other disposition will be made.  Such notice shall be deemed to be reasonable and to be received by INUVO upon deposit by Morgan with the United States Postal Service.

(vi)           Morgan may set off the Obligations, or any portion thereof, against any or all funds of INUVO on deposit with Morgan or represented by any obligations owed or issued by Morgan to INUVO.

(vii)           Morgan may exercise any other rights or remedies of a Morgan under applicable law or equity, including, without limitation, the Uniform Commercial Code.

(viii)           Morgan shall have the right to enforce any or all of its rights or remedies partially, successively or concurrently or in any order Morgan may choose, and any such action shall not stop or prevent Morgan from pursuing any further remedy that it may have under this Agreement or by law.  Morgan shall have the right to proceed against any Collateral of INUVO in any manner or order Morgan so chooses to satisfy all Obligations, and INUVO waives any right it may have to require Morgan to proceed against INUVO or any or all of the Collateral in any particular order, or to exhaust any of Morgan's rights or remedies against any co-maker, any guarantor or any other liable party before enforcing any other right or remedy.  To the fullest extent permitted by applicable law, INUVO covenants that it will not at any time insist upon or plead or in any manner whatever claim or take any benefit or advantage of any law requiring the marshaling of assets.  Morgan is hereby granted a license or other right to use, without charge, INUVO's labels, patents, copyrights, trade secrets, trade names, trademarks or any property of a similar nature pertaining to the Collateral, and INUVO's rights under all lease, license, franchise and software agreements shall inure to the benefit of Morgan.

(ix)           If a sufficient sum is not realized from disposition of the Collateral to pay all Obligations, INUVO promises and agrees to pay to Morgan any deficiency, provided that nothing contained herein shall require Morgan to proceed against the Collateral before demanding and collecting payment from INUVO.

6.           Setoff/Counterclaim.  No setoff or counterclaim of any kind claimed by any person liable under this Agreement shall stand as a defense to the judicial enforcement of the Obligations secured hereby against any such person, it being hereby specifically agreed and stipulated that any such setoff or counterclaim shall be maintained by separate suit.

7.           Waiver.  No waiver by Morgan of any default shall operate as a waiver of any other default.

8.           Financing Statements.  Morgan may prepare and file such financing statements as Morgan deems necessary and appropriate to perfect the lien of Morgan.  The contents of any such financing statements are incorporated herein by reference and made a part hereof.

9.           Additional Instruments.  INUVO shall from time to time do whatever Morgan may require by way of obtaining, executing, delivering and filing financing statements, landlord's or mortgagee's waivers, collateral assignments, durable powers of attorney, and other notices, agreements, documents, instruments and amendments and renewals thereof, and INUVO will take any and all steps and observe such formalities as Morgan may request, in order to create, perfect and maintain a valid and enforceable lien upon, pledge of, and security interest in, any and all of the Collateral.  Morgan is authorized to file financing statements without INUVO's signature or to execute and file such financing statements on INUVO's behalf as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral.  INUVO agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of any financing statement is sufficient as a financing statement.  All charges, expenses and fees Morgan may incur in filing any of the foregoing, together with costs and expenses of any lien search required by Morgan, and any taxes relating thereto, shall be added to the Obligations.

10.           Governing Law.  This Agreement and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Florida, without regard to principles of conflicts of law, as the same may from time to time be in effect, except to the extent that the creation, validity, perfection or enforcement of any liens or security interests securing the Obligations are governed by the laws of another jurisdiction.

11           Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, INUVO and Morgan and their respective heirs, executors, administrators, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed effective as of the day and year first written above.

INUVO:

By:
Name:
Title:

MORGAN:

Charles D. Morgan

Exhibit A

Collateral

INUVO’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all proceeds thereof and accessions thereto, including, but not limited to: (a) all accounts (including health care insurance receivables), accounts receivable, chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of INUVO which is now or hereafter identified by INUVO or Morgan, general intangibles (including payment intangibles and software, copyrights, trademarks, trade names, patents, or other intellectual property rights of INUVO), goods (including fixtures) and all of INUVO’s books and records with respect to any of the foregoing, and the computers and equipment containing such books and records, and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore and for any right to payment